Exhibit 31.1

I, Thomas D. Ogaard, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Princeton National Bancorp, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Thomas D. Ogaard
Thomas D. Ogaard
President & Chief Executive Officer

March 31, 2011